Exhibit 5.1

Gowling WLG (Canada) LLP
Suite 1600, 1 First Canadian Place
100 King Street West
Toronto, ON M5X 1G5

July 10, 2017

Intellipharmaceutics International Inc.
30 Worcester Road
Toronto, Ontario

M9W 5X2

Re: Intellipharmaceutics International Inc. - Registration Statement on Form F-3

Dear Sirs/Mesdames:

We have acted as Canadian corporate counsel to Intellipharmaceutics International Inc., a Canadian corporation (the “Company”), in connection with the Registration Statement (defined below).

You have requested our opinion with respect to the offer and sale by the Company, pursuant to a Registration Statement (the “Registration Statement”) on Form F-3 under the Securities Act of 1933, as amended (the “Act”), relating to up to U.S.$100,000,000 amount of (i) common shares, without par value, of the Company (“Common Shares”), (ii) preference shares, without par value, of the Company (“Preference Shares”), (iii) warrants to purchase Common Shares or Preference Shares (“Warrants”), (iv) subscription receipts to purchase Common Shares, Preference Shares or Warrants (“Subscription Receipts”), (v) subscription rights to purchase Common Shares, Preference Shares, Warrants, Units (defined below) and/or other securities covered by the Registration Statement or any combination thereof (“Subscription Rights”) and/or (vi) units comprised of one or more of Common Shares, Preference Shares, Warrants, Subscription Receipts and Subscription Rights in any combination (“Units” and together with the Common Shares, Preference Shares, Warrants, Subscription Receipts and Subscription Rights, the “Securities”).

In rendering the opinion set forth below, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.

For purposes of this opinion letter, we have also assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded, (b) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby, (c) all Securities will be offered, issued and sold in compliance with applicable federal, state or provincial securities laws and in the manner stated, and subject to the restrictions set forth, in the Registration Statement and the appropriate prospectus supplement, (d) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (e) any securities issuable upon exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise, (f) at the time of any offering or sale of any Common Shares or Preference Shares or Warrants or Subscription Receipts to purchase Common Shares, Preference Shares or Warrants or Subscription Rights to purchase Common Shares, Preference Shares, Warrants, Units and/or other securities covered by the Registration Statement or any combination thereof, there will be sufficient Common Shares or Preference Shares, as applicable, authorized and unissued under the Company’s then operative articles of arrangement (the “Articles of Arrangement”) and not otherwise reserved for issuance, (g) at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of arrangement, and has the necessary corporate power for such issuance, (h) at the time of issuance of the Securities, the Articles of Arrangement and then operative by-laws of the Company (the “By-Laws” and collectively with the Articles of Arrangement, the “Charter Documents”) are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof, (i) any applicable Warrant Agreement (defined below), Subscription Receipt Agreement (defined below) or Subscription Right Agreement (defined below) has been duly authorized, executed and delivered by the parties thereto (other than the Company) and constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms, and (j) that the terms, execution and delivery of the Securities (i) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

The opinion expressed in this opinion letter is limited to the laws of the Province of Ontario and the federal laws of Canada applicable hereto (collectively “Canadian Law”). Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not opining on, and we assume no responsibility for, the applicability for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the laws of any other country. We are not rendering any opinion as to compliance with any other federal, state or provincial law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that:

(1) with respect to Common Shares offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, and (b) certificates representing the Common Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the issue price thereof or such other consideration determined by the Company’s Board of Directors and permitted under Canadian Law and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company, or (ii) upon exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than the issue price thereof or such other consideration determined by the Company’s Board of Directors and permitted under Canadian Law), the Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

(2) With respect to Preference Shares of one or more series offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof and related matters, including the adoption of an appropriate amendment to the Company’s Articles of Arrangement relating to such series of Preference Shares which has been properly filed under Canadian Law, and (b) certificates representing the Preference Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than the issue price thereof or such other consideration determined by the Company’s Board of Directors and permitted under Canadian Law and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company, or (ii) upon conversion, exchange, redemption or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than the issue price thereof or such other consideration determined by the Company’s Board of Directors and permitted under Canadian Law), the Preference Shares will be duly authorized, validly issued, fully paid and non-assessable.

(3) With respect to Warrants offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) a warrant agreement, if applicable, in respect thereof (a “Warrant Agreement”) has been duly authorized, executed and delivered by the Company in accordance with applicable law, and (c) the Warrants have been duly executed and delivered against payment therefor in accordance with the provisions of any applicable Warrant Agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4) With respect to Subscription Receipts, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Subscription Receipts, the terms of the offering thereof and related matters, (b) an agreement in respect thereof (a “Subscription Receipt Agreement”) has been duly authorized, executed and delivered by the Company in accordance with applicable law, and (c) the Subscription Receipts have been duly executed and delivered against payment therefor in accordance with the provisions of the Subscription Receipt Agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement (assuming the securities issuable upon exercise of the Subscription Receipts have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Subscription Receipts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(5) With respect to Subscription Rights, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Subscription Rights, the terms of the offering thereof and related matters, (b) an agreement in respect thereof (a “Subscription Right Agreement”), if any, has been duly authorized, executed and delivered by the parties thereto in accordance with applicable law, and (c) any certificates representing the Subscription Rights have been duly executed, then upon payment of the consideration, if any, provided for in Subscription Right Agreement and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement (assuming the securities issuable upon exercise of the Subscription Rights have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Subscription Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(6) With respect to Units, assuming that (a) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph (3) above, (b) any Subscription Receipts that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph (4) above, (c) any Subscription Rights that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph (5) above, and (d) any Common Shares or Preference Shares that form a part of such Units are validly issued, fully paid and non-assessable, as contemplated in numbered paragraphs (1) and (2) above, respectively, when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the Securities which comprise such Units), the terms of the offering thereof and related matters, (ii) any applicable unit agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law (“Unit Agreement”), and (iii) the Units or certificates representing the Units, as the case may be, have been delivered against payment therefor in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or any applicable prospectus supplement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We express no opinion regarding (i) the validity or enforceability of any provisions that purport to waive or not give effect to rights or notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky, or provincial laws, (iii) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (iv) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (v) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (vi) provisions for exclusivity, election or cumulation of rights or remedies, (vii) provisions authorizing or validating conclusive or discretionary determinations, (viii) grants of setoff rights, (ix) the availability of equitable remedies to any person or entity including, but not limited to, specific performance and injunctive relief; (x) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, fraudulent transfer, moratorium and other similar laws or equitable principles affecting creditors’ rights or remedies (whether applied by a court of law or equity), (xi) the effect of applicable law and court decisions which may hereafter limit or render unenforceable certain rights or remedies of any person or entity, and (xii) the severability, if invalid, of provisions to the foregoing effect.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel under “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder. We assume no obligation to update or supplement any of the opinions set forth herein to reflect any changes of law or fact that may occur.
Very truly yours, /s/ GOWLING WLG (CANADA) LLP Gowling WLG (Canada) LLP